UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 21, 2005
TERAYON COMMUNICATION SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-24647	777-0328533

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
4988 Great America Parkway, Santa Clara, CA 95054
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (408) 235-5500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
          Terayon Communication Systems, Inc. (the “Company”) entered into a settlement agreement with Adelphia Communications Corporation (“Adelphia”) on October 21, 2005, pursuant to which the Company settled the lawsuit filed against it by Adelphia, one of Terayon’s customers, in January 2005 that alleged, among other things, breach of contract and misrepresentation in connection with the Company’s sale of CMTS products to Adelphia and the Company’s announcement to cease future investment in the CMTS market. The settlement provides that the Company shall pay Adelphia the sum of $3 million in cash and deliver certain video and modem products to Adelphia valued at $1.5 million. The terms of the settlement remain subject to final approval by the bankruptcy court in which Adelphia’s current Chapter 11 case is pending. The Company expects to record a charge in the third quarter of 2005 related to this settlement.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Terayon Communication Systems, Inc.
Date: October 27, 2005	By:	/s/ Mark Richman
Mark Richman
Chief Financial Officer